UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 19, 2011

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-52409	98-0522950
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 57 Xinhua East Street
Hohhot, Inner Mongolia, People’s Republic of China
(Address Of Principal Executive Offices) (Zip Code)

+86-0471-466-8870
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 19, 2011, Alex Gong departed from his position as Chief Financial Officer of China Energy Corp. (the “Company”).  Mr. Gong’s departure was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2011	CHINA ENERGY CORPORATION.

	By:	/s/	WenXiang Ding
	Name:		WenXiang Ding
	Title:		President and CEO

EXHIBIT INDEX

None.